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                                                                      Exhibit 5



                           GEOTEK COMMUNICATIONS, INC.
                             102 Chestnut Ridge Road
                           Montvale, New Jersey 07645




                                                                  April 20, 1998



Geotek Communications, Inc.
102 Chestnut Ridge Road
Montvale, New Jersey 07645

Gentlemen:

         I am general counsel to Geotek Communications, Inc., a Delaware corporation (the "Company"), and have served in such capacity in connection with the preparation of Amendment No. 1 to the Company's Registration Statement on Form S-3, which Registration Statement was originally filed with the Securities and Exchange Commission (the "SEC") on or about March 16, 1998 under the Securities Act of 1933, as amended (the Registration Statement as amended at the time it becomes effective being referred to herein as the "Registration Statement"). The Registration Statement relates to:

         (i) the offer and sale by certain Selling Stockholders (as defined in the Registration Statement) of up to 17,335,710 shares of Common Stock, par value $.01 per share (the "Common Stock") issued or issuable upon the conversion of the Company's Series O Convertible Preferred Stock (the "Series O Conversion Shares") and Series P Convertible Preferred Stock (the "Series P Conversion Shares") and which may have been or may be issued in payment of dividends on the Series O Convertible Preferred Stock (the "Series O Dividend Shares") and the Series P Convertible Preferred Stock (the "Series P Dividend Shares");

         (ii) the offer and sale by certain Selling Stockholders of up to (x) 10,606,012 shares of Common Stock issuable upon the conversion of the Company's Series Q Convertible Preferred Stock (the "Series Q Conversion Shares") and which may have been or may be issued in payment of dividends on the Series Q Convertible Preferred Stock (the "Series Q Dividend Shares") and (y) 1,800,000 shares of Common Stock (the "Series Q Warrant Shares") issuable upon the exercise of certain warrants (the "Series Q Warrants") issued by the Company in connection with the issuance of the Series Q Convertible Preferred Stock;

         (iii) the offer and sale by certain Selling Stockholders of up to 9,829,342 shares of Common Stock issuable upon conversion of the Company's Series R Convertible Preferred Stock (the "Series R Conversion Shares") and which may be issued in payment of dividends on the Series R Convertible Preferred Stock (the "Series R Dividend Shares");

         (iv) the offer and sale by certain Selling Stockholders of up to 2,055,611 shares of Common Stock issuable upon conversion of the Company's Series S Convertible Preferred Stock (the "Series S Convertible Shares") and which may be issued in payment of dividends on the Series S Convertible Preferred Stock (the "Series S Dividend Shares");

         (v) the offer and sale by certain Selling Stockholders of certain shares of Common Stock issuable upon exercise of warrants issuable by the Company upon redemption of the Series O Convertible Preferred Stock, the Series P Convertible Preferred Stock, the Series Q Convertible Preferred Stock, the Series R Convertible Preferred Stock and the Series S


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Convertible Preferred Stock (the "Redemption Shares");

         (vi) the offer and sale of 3,000,000 shares of Common Stock (the "DSI Shares") by Decision Systems Israel Ltd. issuable upon conversion of a $2,000,000 unsecured Promissory Note;

         (vii) the offer and sale of 350,000 shares of Common Stock (the "ASB Shares") by Arnhold and S. Bleichroeder, Inc. in connection with the exercise of a warrant;

         (viii) the offer and sale of 11,111,111 certain shares of Common Stock (the "HNS Shares") issuable upon conversion of a $24,500,000 convertible note;

         (ix) the offer and sale of 2,200,000 certain shares of Common Stock (the "GTI Shares"), by Gandalf Technologies, Inc. issuable upon conversion of a $2,000,000 promissory note; and

         (x) the offer and sale of 1,000,000 certain shares of Common Stock (the "MEC Shares") issuable in connection with a settlement between the Company and Morgen, Evan & Company, Inc.

         I have examined, among other things, (i) the Amended and Restated Certificate of Incorporation (including all Certificates of Designation filed in connection therewith) and the Bylaws of the Company, as amended; (ii) the minutes and records of the corporate proceedings of the Company with respect to the issuance of the shares of Common Stock described above; and (iii) other instruments and documents and statutory and other materials as I have deemed necessary as a basis for the opinions hereinafter expressed.

         In rendering the opinions below, I have assumed, without any independent investigation or verification of any kind, the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to me as originals and the conformity to original documents and completeness of all documents submitted to me as certified, conformed or photostatic copies.

         Based on and subject to the foregoing and subject to the qualifications, limitations and exceptions contained below, I am of the opinion that:

                  (i) Upon conversion of the Series O Convertible Preferred Stock in accordance with the terms thereof, the Series O Conversion Shares will be legally issued, fully paid and non-assessable;

                  (ii) Upon the issuance of the Series O Dividend Shares in accordance with the terms of the Series O Convertible Preferred Stock, the Series O Dividend Shares will be legally issued, fully paid and non-assessable;

                  (iii) Upon conversion of the Series P Convertible Preferred Stock in accordance with the terms thereof, the Series P Conversion Shares will be legally issued, fully paid and non-assessable;

                  (iv) Upon the issuance of the Series P Dividend Shares in accordance with the terms of the Series P Convertible Preferred Stock, the Series P Dividend Shares will be legally issued, fully paid and non-assessable;

                  (v) Upon conversion of the Series Q Convertible Preferred Stock in accordance with the terms thereof, the Series Q Conversion Shares will be legally issued, fully paid and non-assessable;

                  (vi) Upon exercise of the Series Q Warrants in accordance with the terms thereof, the Series Q Warrant Shares will be legally issued, fully paid and non-assessable;
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                  (vii) Upon the issuance of the Series Q Dividend Shares in accordance with the terms of the Series Q Convertible Preferred Stock, the Series Q Dividend Shares will be legally issued, fully paid and non-assessable;

                  (viii) Upon conversion of the Series R Convertible Preferred Stock in accordance with the terms thereof, the Series R Conversion Shares will be legally issued, fully paid and non-assessable;

                  (ix) Upon the issuance of the Series R Dividend Shares in accordance with the terms of the Series R Convertible Preferred Stock, the Series R Dividend Shares will be legally issued, fully paid and non-assessable;

                  (x) Upon conversion of the Series S Convertible Preferred Stock in accordance with the terms thereof, the Series S Conversion Shares will be legally issued, fully paid and non-assessable;

                  (xi) Upon the issuance of the Series S Dividend Shares in accordance with the terms of the Series S Convertible Preferred Stock, the Series S Dividend Shares will be legally issued, fully paid and non-assessable;

                  (xii) Upon exercise of the securities exercisable for the Redemption Shares in accordance with the terms of such securities, the Redemption Shares will be legally issued, fully paid and non-assessable;

                  (xiii) Upon the issuance of the DSI Shares in accordance with the terms of certain agreement by and between the Company and DSI, the DSI Shares will be legally issued, fully paid and non-assessable;

                  (xiv) Upon the issuance of the ASB Shares, the ASB Shares will be legally issued, fully paid and non-assessable;

                  (xv) Upon the issuance of the HNS Shares, the HNS Shares will be legally issued, fully paid and non-assessable;

                  (xvi) Upon the issuance of the GTI Shares, the GTI Shares will be legally issued, fully paid and non-assessable; and

                  (xvii) Upon the issuance of the MEC Shares, the MEC Shares will be legally issued, fully paid and non-assessable.

         The opinions expressed herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. No opinion is expressed on any matters other than those expressly referred to herein. The opinions set forth herein are as of the date of this letter and I do not render any opinion as to the effect of any matter which may occur subsequent to the date hereof.
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         I hereby consent to the filing of this opinion as an exhibit to
Amendment No. 1 the Registration Statement and to the reference to me under "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, I do not admit hereby that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC promulgated thereunder.

                                Very truly yours,

                               /s/ Robert Vecsler
                               --------------------------------------------
                               Robert Vecsler
                               General Counsel and Corporate Secretary